Citizens Financial Group, Inc. Reports Fourth Quarter 2021 Net Income of
$530 million and EPS of $1.17
Underlying Net Income of $569 million and EPS of $1.26*
2021 Net Income of $2.3 billion and EPS of $5.16, $5.34 on an Underlying basis

	Key Financial Data	4Q21	3Q21	4Q20	Fourth Quarter 2021 Highlights

Income Statement	($s in millions)
■Underlying ROTCE of 14.6% and Underlying EPS of $1.26 reflects our diversified fee businesses and excellent credit results
■Underlying PPNR of $710 million reflects outstanding Capital Markets results
–Fee revenue of $594 million, up 16% QoQ
–NII reflects modestly lower margin, largely offset by loan growth
–QoQ operating leverage of 1.5%
■Credit provision benefit of $25 million; NCO ratio stable QoQ at 14 bps
■Period-end loans up 4%, up 5% excluding PPP impact; average loans up 2% QoQ, up 3% excluding PPP
■Period-end LDR of 83.0%
■Strong capital position with CET1 at 9.9%
■TBV/share of $34.61, up 6% YoY

	Total revenue	$1,720	$1,659	$1,707
	Pre-provision profit	659	648	695
	Underlying pre-provision profit	710	671	737
	Provision for credit losses	(25)	(33)	124
	Net income	530	530	456
	Underlying net income	569	546	480

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$128.2	$123.3	$123.1
	Average loans and leases	125.2	122.6	123.5
	Period-end deposits	154.4	152.2	147.2
	Average deposits	153.0	151.9	145.3
	Period-end loans-to-deposit ratio	83.0%	81.0%	83.6%
	NCO ratio	0.14%	0.14%	0.61%

Financial Metrics	Diluted EPS	$1.17	$1.18	$0.99
	Underlying EPS	1.26	1.22	1.04
	ROTCE	13.6%	13.7%	12.2%
	Underlying ROTCE	14.6	14.2	12.9
	Net interest margin, FTE	2.66	2.72	2.75
	Efficiency ratio	62	61	59
	Underlying efficiency ratio	59	60	57
	CET1	9.9%	10.3%	10.0%
	TBV/Share	$34.61	$34.44	$32.72

Comments from Chairman and CEO Bruce Van Saun
“We finished a successful 2021 with a strong fourth quarter, featuring record Capital Markets revenue, strong loan growth, good expense management and pristine credit,” said Chairman and CEO Bruce Van Saun. “Over the course of 2021 we continued to raise our game in terms of delivering for our stakeholders - customers, colleagues, communities and shareholders. I’d like to thank our colleague base for once again rising to the occasion and handling the many challenges presented by the environment. Continued successful execution of our strategic initiatives and acquisition integration will position us for superior growth in 2022 and beyond.”

Citizens also announced today that its board of directors declared a first quarter 2022 common stock dividend of $0.39 per share. The dividend is payable on February 11, 2022 to shareholders of record at the close of business on January 31, 2022.

*References in this release to "Underlying" and "excluding acquisitions" results exclude notable items and/or the impact of the acquisitions closed in 2021. These results are non-GAAP Financial Measures. For more details on non-GAAP Financial Measures see page 16 in this release. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share.  References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The "Company" refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21			4Q20
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,079	$1,100	$1,125	$(21)		(2) %	$(46)		(4) %
Investment securities	119	116	121	3		3	(2)		(2)
Interest-bearing deposits in banks	4	6	3	(2)		(33)	1		33
Total interest income	$1,202	$1,222	$1,249	$(20)		(2) %	$(47)		(4) %
Interest expense:
Deposits	$33	$35	$69	$(2)		(6) %	$(36)		(52) %
Short-term borrowed funds	1	—	1	1		100	—		—
Long-term borrowed funds	42	42	50	—		—	(8)		(16)
Total interest expense	$76	$77	$120	$(1)		(1) %	$(44)		(37) %
Net interest income	$1,126	$1,145	$1,129	$(19)		(2) %	$(3)		— %

Net interest margin, FTE	2.66%	2.72%	2.75%	(6)	bps		(9)	bps

Fourth quarter 2021	vs.	third quarter 2021
Net interest income of $1.1 billion decreased 2% given modestly lower net interest margin, partially offset by loan growth.
•Net interest margin of 2.66% decreased 6 basis points reflecting lower earning-asset yields and a reduced benefit from PPP forgiveness. These were partially offset by the deployment of cash into loan growth, which happened relatively late in the quarter. Interest-bearing deposit costs were down 1 basis point to 13 basis points.

Fourth quarter 2021	vs.	fourth quarter 2020
Net interest income of $1.1 billion was stable reflecting 3% growth in interest-earning assets, largely offset by lower net interest margin.
•Net interest margin of 2.66% decreased 9 basis points reflecting the impact of lower asset yields, partially offset by improved funding mix and deposit pricing, as well as higher PPP benefit. Interest-bearing deposit costs decreased 14 basis points to 13 basis points.

Citizens Financial Group, Inc.

Noninterest Income				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21		4Q20
				$	%	$	%
Capital markets fees	$184	$72	$88	$112	156%	$96	109%
Service charges and fees	100	110	104	(10)	(9)	(4)	(4)
Mortgage banking fees	76	108	193	(32)	(30)	(117)	(61)
Card fees	65	66	56	(1)	(2)	9	16
Trust and investment services fees	60	61	52	(1)	(2)	8	15
Letter of credit and loan fees	41	39	38	2	5	3	8
Foreign exchange and interest rate products	35	29	35	6	21	—	—
Securities gains, net	1	3	—	(2)	(67)	1	100
Other income(1)	32	26	12	6	23	20	167
Noninterest income	$594	$514	$578	$80	16%	$16	3%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Fourth quarter 2021	vs.	third quarter 2021
Noninterest income of $594 million increased $80 million, or 16%, from $514 million. Fourth quarter 2021 includes $29 million of fees from acquisitions that closed in third and fourth quarter 2021.
•Record capital markets fees increased $112 million reflecting higher M&A advisory and loan syndication fees; fourth quarter includes $27 million of fees from acquisitions.
•Mortgage banking fees decreased $32 million, reflecting a decline in gain-on-sale margins and seasonally lower production volume, partially offset by improved mortgage servicing income.
•Service charges and fees decreased $10 million, primarily reflecting the impact on overdraft fees of the new customer-friendly deposit account feature, Citizens Peace of MindTM.
•Other income increased $6 million, primarily reflecting higher leasing income.

Fourth quarter 2021	vs.	fourth quarter 2020
Noninterest income of $594 million increased $16 million, or 3%, as record results in Capital Markets and improvements in card fees and wealth fees were partially offset by a decline in mortgage banking fees. Fourth quarter 2021 includes $29 million of fees from acquisitions that closed in third and fourth quarter 2021.
•Mortgage banking fees decreased $117 million, driven by lower gain-on-sale margins and production volumes.
•Record capital markets fees increased $96 million, driven by higher M&A advisory and loan syndication fees; fourth quarter 2021 includes $27 million of fees from acquisitions.
•Card fees increased $9 million, driven by higher debit and credit card volumes given economic recovery.
•Trust and investment services fees increased $8 million, reflecting an increase in assets under management from higher equity market levels and strong net inflows.
•Service charges and fees decreased $4 million, primarily reflecting the impact on overdraft fees of the new customer-friendly deposit account feature, Citizens Peace of MindTM.
•Other income increased $20 million, primarily reflecting higher leasing and investment income.

Citizens Financial Group, Inc.

Noninterest Expense				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21		4Q20
				$	%	$	%
Salaries and employee benefits	$551	$509	$537	$42	8%	$14	3%
Equipment and software	146	157	141	(11)	(7)	5	4
Outside services	175	144	148	31	22	27	18
Occupancy	86	77	84	9	12	2	2
Other operating expense	103	124	102	(21)	(17)	1	1
Noninterest expense	$1,061	$1,011	$1,012	$50	5%	$49	5%
Notable items	$51	$23	$42	$28	122%	$9	21%

Underlying, as applicable
Salaries and employee benefits	$546	$522	$519	$24	5%	$27	5%
Equipment and software	144	150	140	(6)	(4)	4	3
Outside services	138	132	131	6	5	7	5
Occupancy	81	76	78	5	7	3	4
Other operating expense	101	108	102	(7)	(6)	(1)	(1)
Underlying noninterest expense	$1,010	$988	$970	$22	2%	$40	4%

Fourth quarter 2021	vs.	third quarter 2021
Noninterest expense was $1.1 billion, up 5%, or 2% on an Underlying basis. Excluding acquisitions that closed in third and fourth quarter 2021, Underlying noninterest expense of $989 million was broadly stable, and operating leverage in the quarter was 1.8%. The impact of higher incentive compensation tied to strong Capital Markets revenue and continued strategic investments was offset by strong expense discipline and the benefit of efficiency initiatives.
The effective tax rate of 22.4% was stable. On an Underlying basis, the effective tax rate of 22.6% compares with 22.5% for third quarter 2021.

Fourth quarter 2021	vs.	fourth quarter 2020
Noninterest expense of $1.1 billion remains well-controlled. On an Underlying basis and excluding acquisitions that closed in third and fourth quarter 2021, noninterest expense of $989 million increased by $19 million, or 2%. This reflects higher salaries and employee benefits given revenue-based compensation and merit increases, as well as higher outside services tied to growth initiatives, partially offset by the benefit of efficiency initiatives.
The effective tax rate of 22.4% increased from 20.2%. On an Underlying basis, the effective tax rate of 22.6% increased from 21.7%. This primarily reflects higher pre-tax income and the benefit of discrete items recognized in fourth quarter 2020.

Citizens Financial Group, Inc.

Interest-earning assets				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21		4Q20
Period-end interest-earning assets				$	%	$	%
Investments	$29,042	$28,107	$26,847	$935	3%	$2,195	8%
Interest-bearing deposits in banks	8,319	12,860	12,002	(4,541)	(35)	(3,683)	(31)
Commercial loans and leases	60,350	57,955	60,793	2,395	4	(443)	(1)
Retail loans	67,813	65,363	62,297	2,450	4	5,516	9
Total loans and leases	128,163	123,318	123,090	4,845	4	5,073	4
Loans held for sale, at fair value	2,733	3,177	3,564	(444)	(14)	(831)	(23)
Other loans held for sale	735	93	439	642	NM	296	67
Total loans and leases and loans held for sale	131,631	126,588	127,093	5,043	4	4,538	4
Total period-end interest-earning assets	$168,992	$167,555	$165,942	$1,437	1%	$3,050	2%
Average interest-earning assets
Investments	$28,193	$27,468	$25,474	$725	3%	$2,719	11%
Interest-bearing deposits in banks	11,152	13,749	11,303	(2,597)	(19)	(151)	(1)
Commercial loans and leases	58,900	58,681	61,515	219	—	(2,615)	(4)
Retail loans	66,309	63,960	61,946	2,349	4	4,363	7
Total loans and leases	125,209	122,641	123,461	2,568	2	1,748	1
Loans held for sale, at fair value	3,133	3,299	3,185	(166)	(5)	(52)	(2)
Other loans held for sale	321	112	110	209	187	211	192
Total loans and leases and loans held for sale	128,663	126,052	126,756	2,611	2	1,907	2
Total average interest-earning assets	$168,008	$167,269	$163,533	$739	—%	$4,475	3%

Fourth quarter 2021	vs.	third quarter 2021
Period-end interest-earning assets of $169.0 billion were broadly stable, as a $4.8 billion increase in loans and leases and a $935 million increase in investments was offset by a $4.5 billion decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Loan growth of 4% was driven by growth in both retail (4%), with strength in mortgage and auto, and in commercial (4%), as strong underlying growth in C&I was partially offset by PPP forgiveness. Excluding PPP impact, commercial loan growth was 6% and total loan growth was 5%.
Average interest-earning assets of $168.0 billion were broadly stable, as a $2.6 billion increase in loans and a $725 million increase in investments was offset by a $2.6 billion decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Loan growth of 2% was driven by retail. Excluding PPP impact, average commercial loan growth was 3% and average total loan growth was 3%. The average effective duration of the securities portfolio was 4.3 years compared with 3.9 years at September 30, 2021 and 2.7 years at December 31, 2020.

Fourth quarter 2021	vs.	fourth quarter 2020
Period-end interest-earning assets of $169.0 billion increased $3.1 billion, or 2%, as a $5.1 billion increase in loans and a $2.2 billion increase in investments was partly offset by a $3.7 billion decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Loan growth of 4% was driven by a $5.5 billion increase in retail given strength in mortgage and auto, partially offset by planned run off of personal unsecured installment loans. Commercial loans decreased $443 million as underlying growth in C&I was more than offset by a $3.4 billion decrease in PPP loans. Excluding PPP impact, commercial loan growth was 5% and total loan growth was 7%.
Average interest-earning assets of $168.0 billion increased $4.5 billion, or 3%, as a $2.7 billion increase in investments and a $1.7 billion increase in loans was partly offset by a $151 million decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Loan growth of 1% was driven by a $4.4 billion increase in retail loans given strength in mortgage, auto and education, partially offset by planned run off of personal unsecured installment loans. This was partly offset by a $2.6 billion decrease in commercial loans as underlying growth in C&I was more than offset by a $3.2 billion decrease in PPP loans. Excluding PPP impact, average commercial loan growth was 1% and average total loan growth was 4%.

Citizens Financial Group, Inc.

Deposits				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21		4Q20
Period-end deposits				$	%	$	%
Demand deposits	$49,443	$48,184	$43,831	$1,259	3%	$5,612	13%
Checking with interest	30,409	27,985	27,204	2,424	9	3,205	12
Savings	22,030	21,166	18,044	864	4	3,986	22
Money market accounts	47,216	48,935	48,569	(1,719)	(4)	(1,353)	(3)
Term deposits	5,263	5,951	9,516	(688)	(12)	(4,253)	(45)
Total period-end deposits	$154,361	$152,221	$147,164	$2,140	1%	$7,197	5%
Average deposits
Demand deposits	$49,206	$47,873	$42,411	$1,333	3%	$6,795	16%
Checking with interest	28,075	27,965	26,432	110	—	1,643	6
Savings	21,575	20,803	17,566	772	4	4,009	23
Money market accounts	48,512	49,159	48,667	(647)	(1)	(155)	—
Term deposits	5,636	6,071	10,191	(435)	(7)	(4,555)	(45)
Total average deposits	$153,004	$151,871	$145,267	$1,133	1%	$7,737	5%

Fourth quarter 2021	vs.	third quarter 2021
Total period-end deposits of $154.4 billion were up 1%, reflecting growth in checking with interest, demand deposits and savings, offset by a decline in money market accounts and term deposits.
Average deposits of $153.0 billion were up 1%, as growth in demand deposits, savings and checking with interest was largely offset by a decrease in money market accounts and term deposits.

Fourth quarter 2021	vs.	fourth quarter 2020
Total period-end deposits of $154.4 billion increased $7.2 billion, or 5%, as a result of elevated liquidity tied to government stimulus associated with the COVID-19 disruption. Growth in demand deposits, savings and checking with interest was partially offset by a decrease in term deposits and money market accounts.
Average deposits of $153.0 billion increased $7.7 billion, or 5%, reflecting an increase in demand deposits, savings and checking with interest, partially offset by a decrease in term deposits.

Citizens Financial Group, Inc.

Borrowed Funds				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21		4Q20
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$74	$8	$243	$66	NM	$(169)	(70)%
Long-term borrowed funds
FHLB advances	19	20	19	(1)	(5)	—	—
Senior debt	5,326	5,345	6,740	(19)	—	(1,414)	(21)
Subordinated debt and other debt	1,587	1,582	1,587	5	—	—	—
Total borrowed funds	$7,006	$6,955	$8,589	$51	1%	$(1,583)	(18)%
Average borrowed funds
Short-term borrowed funds	$24	$23	$232	$1	4%	$(208)	(90)%
Long-term borrowed funds
FHLB advances	18	19	19	(1)	(5)	(1)	(5)
Senior debt	5,338	5,356	6,845	(18)	—	(1,507)	(22)
Subordinated debt and other debt	1,587	1,581	1,586	6	—	1	—
Total average borrowed funds	$6,967	$6,979	$8,682	$(12)	—%	$(1,715)	(20)%

Fourth quarter 2021	vs.	third quarter 2021
•Period-end borrowed funds and average borrowed funds were broadly stable.

Fourth quarter 2021	vs.	fourth quarter 2020
•Period-end borrowed funds decreased $1.6 billion, or 18%, and average borrowed funds decreased $1.7 billion, or 20%, reflecting the pay down of senior debt and short-term borrowings given strong customer deposit inflows.

Citizens Financial Group, Inc.

Capital				4Q21 change from
($s and shares in millions, except per share data)	4Q21	3Q21	4Q20	3Q21		4Q20
Period-end capital				$	%	$	%
Stockholders' equity	$23,420	$23,423	$22,673	$(3)	—%	$747	3%
Stockholders' common equity	21,406	21,409	20,708	(3)	—	698	3
Tangible common equity	14,609	14,677	13,979	(68)	—	630	5
Tangible book value per common share	$34.61	$34.44	$32.72	$0.17	—%	$1.89	6%
Common shares - at end of period	422.1	426.2	427.2	(4.1)	(1)	(5.1)	(1)
Common shares - average (diluted)	426.9	427.8	428.9	(1.0)	—%	(2.0)	—%
Common equity tier 1 capital ratio(1)	9.9%	10.3%	10.0%
Total capital ratio(1)	12.7	13.4	13.4
Tier 1 leverage ratio(1)	9.7%	9.7%	9.4%
1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2021
•Our Basel III capital ratios remain strong, with a CET1 capital ratio of 9.9% as of December 31, 2021 compared with 10.3% at September 30, 2021 and 10.0% at December 31, 2020.
•The acquisition of JMP Group LLC closed in the quarter and had a 4 basis point impact on CET1.
•The acquisition of the HSBC East Coast branches and online deposits is targeted to close on February 18, 2022 and have an approximate 22 basis point impact on CET1. The acquisition of Investors Bancorp, Inc. is expected to close in early second quarter 2022 and be neutral to CET1.
•Total capital ratio of 12.7% compares with 13.4% at September 30, 2021 and 13.4% as of December 31, 2020.
•Tangible book value per common share of $34.61 was up slightly compared with third quarter 2021 and increased 6% from fourth quarter 2020.
•Citizens paid $168 million in common dividends to shareholders during fourth quarter 2021. This compares with $167 million in common dividends during third quarter 2021 and $168 million during fourth quarter 2020.
•Citizens resumed common stock repurchases in November 2021, repurchasing $200 million in common shares in fourth quarter 2021.

Citizens Financial Group, Inc.

Credit quality review				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21			4Q20
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$702	$747	$1,019	$(45)		(6)%	$(317)		(31)%
90+ days past due and accruing(2)	575	312	62	263		84	513		NM
Net charge-offs	45	44	190	1		2	(145)		(76)
Provision for credit losses	(25)	(33)	124	8		24	(149)		NM
Allowance for credit losses	$1,934	$2,004	$2,670	$(70)		(3)%	(736)		(28)%
Nonaccrual loans and leases to loans and leases	0.55%	0.61%	0.83%	(6)	bps		(28)	bps
Net charge-offs as a % of total loans and leases	0.14	0.14	0.61	—			(47)
Allowance for credit losses to loans and leases	1.51	1.63	2.17	(12)			(66)
Allowance for credit losses to loans and leases (ex. PPP)	1.52	1.65	2.24	(13)			(72)
Allowance for credit losses to nonaccrual loans and leases	275.7%	268.3%	262.0%	741	bps		1,370	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $544 million, $289 million, and $21 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

Fourth quarter 2021	vs.	third quarter 2021
•Nonaccrual loans of $702 million decreased $45 million, or 6%, reflecting a decrease in commercial driven by commercial real estate, partially offset by an increase in retail driven by residential mortgage loans exiting forbearance.
•The nonaccrual loans to total loans ratio of 0.55% is down from 0.61% at September 30, 2021.
•Net charge-offs of $45 million, or 14 basis points of average loans and leases, were stable with prior quarter.
•Credit provision benefit of $25 million reflects strong credit performance across retail and commercial and improvement in the economy. Third quarter 2021 credit provision benefit was $33 million.
•Allowance for credit losses ratio of 1.51%, compares with 1.63% as of September 30, 2021. The reduction reflects a reserve release of $70 million. The January 1, 2020 day one CECL-based reserve was 1.47%.
•The allowance for credit losses to nonaccrual loans and leases ratio of 276% compares with 268% as of September 30, 2021.

Fourth quarter 2021	vs.	fourth quarter 2020
•Nonaccrual loans decreased $317 million, or 31%, primarily driven by a $275 million decrease in commercial given repayments, charge-offs and loan sale activity, as well as an overall improvement in credit.
•The nonaccrual loans to total loans ratio of 0.55% decreased from 0.83% at December 31, 2020.
•Net charge-offs of $45 million decreased $145 million reflecting a $135 million decrease in commercial given economic recovery, and a $10 million decrease in retail, as consumers continue to benefit from the economic recovery and strong mortgage and auto collateral values.
•Net charge-offs of 14 basis points of average loans and leases compares with 61 basis points in fourth quarter 2020.
•Credit provision benefit of $25 million compares with a $124 million provision in fourth quarter 2020, reflecting strong credit performance across the retail and commercial loan portfolios and improvement in the economy.
•Allowance for credit losses of $1.9 billion compares with $2.7 billion at December 31, 2020. Allowance for credit losses ratio of 1.51% as of December 31, 2021, compares with 2.17% as of December 31, 2020.
•The allowance for credit losses to nonaccrual loans and leases ratio of 276% compares with 262% as of December 31, 2020.

Citizens Financial Group, Inc.
Earnings highlights:

	Quarterly Trends									Full Year
				4Q21 change from								2021 change from 2020
($s in millions, except per share data)	4Q21	3Q21	4Q20	3Q21			4Q20			2021	2020
Earnings				$/bps		%	$/bps		%	$	$	$/bps
Net interest income	$1,126	$1,145	$1,129	$(19)		(2) %	$(3)		— %	$4,512	$4,586	$(74)
Noninterest income	594	514	578	80		16	16		3	2,135	2,319	(184)
Total revenue	1,720	1,659	1,707	61		4	13		1	6,647	6,905	(258)
Noninterest expense	1,061	1,011	1,012	50		5	49		5	4,081	3,991	90
Pre-provision profit	659	648	695	11		2	(36)		(5)	2,566	2,914	(348)
Provision for credit losses	(25)	(33)	124	8		24	(149)		NM	(411)	1,616	(2,027)
Net income	530	530	456	—		—	74		16	2,319	1,057	1,262
Preferred dividends	32	26	32	6		23	—		—	113	107	6
Net income available to common stockholders	$498	$504	$424	$(6)		(1) %	$74		17%	$2,206	$950	$1,256
After-tax notable Items	39	16	24	23		144	15		63	78	83	(5)
Underlying net income	$569	$546	$480	$23		4%	$89		19%	$2,397	$1,140	$1,257
Underlying net income available to common stockholders	$537	$520	$448	$17		3%	$89		20%	$2,284	$1,033	$1,251
Average common shares outstanding
Basic (in millions)	424.7	426.1	427.1	(1.4)		—	(2.4)		(1)	425.7	427.1	(1.4)
Diluted (in millions)	426.9	427.8	428.9	(1.0)		—	(2.0)		—	427.4	428.2	(0.7)
Diluted earnings per share	$1.17	$1.18	$0.99	$(0.01)		(1) %	$0.18		18%	$5.16	$2.22	$2.94
Underlying diluted earnings per share	$1.26	$1.22	$1.04	$0.04		3%	$0.22		21%	$5.34	$2.41	$2.93
Performance metrics
Net interest margin	2.66%	2.72%	2.75%	(6)	bps		(9)	bps		2.71%	2.88%	(17)	bps
Net interest margin, FTE	2.66	2.72	2.75	(6)			(9)			2.72	2.89	(17)
Effective income tax rate	22.4	22.4	20.2	5			224			22.1	18.5	356
Efficiency ratio	62	61	59	76			240			61	58	360
Underlying efficiency ratio	59	60	57	(84)			188			60	56	383
Return on average common equity	9.3	9.4	8.2	(13)			106			10.5	4.6	584
Return on average tangible common equity	13.6	13.7	12.2	(14)			137			15.4	6.9	851
Underlying return on average tangible common equity	14.6	14.2	12.9	44			172			16.0	7.5	845
Return on average total assets	1.12	1.13	1.00	(1)			12			1.25	0.60	65
Return on average total tangible assets	1.17	1.17	1.04	—			13			1.30	0.62	68
Underlying return on average total tangible assets	1.25%	1.21%	1.10%	4	bps		15	bps		1.34%	0.67%	67	bps
Capital adequacy(1,2)
Common equity tier 1 capital ratio	9.9%	10.3%	10.0%
Total capital ratio	12.7	13.4	13.4
Tier 1 leverage ratio	9.7	9.7	9.4
Allowance for credit losses to loans and leases	1.51%	1.63%	2.17%	(12)	bps		(66)	bps
Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.55%	0.61%	0.83%	(6)	bps		(28)	bps
Allowance for credit losses to nonaccrual loans and leases	276	268	262	741			1,370
Net charge-offs as a % of average loans and leases	0.14%	0.14%	0.61%	—	bps		(47)	bps		0.26%	0.56%	(30)	bps
1) Current reporting-period regulatory capital ratios are preliminary.
2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Highlights	2021	vs.	2020
•Underlying net income of $2.4 billion, with EPS of $5.34
•Record Capital Markets up 71%, or 60% excluding acquisitions, record Wealth up 18%
•Underlying ROTCE of 16.0% compares with 7.5% for 2020
•Excellent credit results; NCOs of 26 basis points; NPLs to loans of 0.55%, down from 0.83% in 2020

Citizens Financial Group, Inc.

Consolidated balance sheet review(1):

				4Q21 change from
($s in millions)	4Q21	3Q21	4Q20	3Q21			4Q20
				$/bps		%	$/bps		%
Total assets	$188,409	$187,007	$183,349	$1,402		1%	$5,060		3%
Total loans and leases	128,163	123,318	123,090	4,845		4	5,073		4
Total loans held for sale	3,468	3,270	4,003	198		6	(535)		(13)
Deposits	154,361	152,221	147,164	2,140		1	7,197		5
Stockholders' equity	23,420	23,423	22,673	(3)		—	747		3
Stockholders' common equity	21,406	21,409	20,708	(3)		—	698		3
Tangible common equity	$14,609	$14,677	$13,979	$(68)		—%	$630		5%
Loans-to-deposit ratio (period-end)(2)	83.0%	81.0%	83.6%	202	bps		(61)	bps
Loans-to-deposit ratio (average)(2)	81.8%	80.8%	85.0%	108	bps		(316)	bps
1) Represents period end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends							Full Year
				4Q21 change from						2021 Change
($s in millions, except per share data)	4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	from 2020
				%		%				%
Net interest income	$1,126	$1,145	$1,129	(2)%		—%		$4,512	$4,586	(2)%
Noninterest income	594	514	578	16		3		2,135	2,319	(8)
Total revenue	$1,720	$1,659	$1,707	4%		1%		$6,647	$6,905	(4)%
Noninterest expense	1,061	1,011	1,012	5		5		4,081	3,991	2
Notable items	51	23	42	122		21		105	125	(16)
Underlying noninterest expense	$1,010	$988	$970	2%		4%		$3,976	$3,866	3%
Underlying pre-provision profit	710	671	737	6		(4)		2,671	3,039	(12)
Provision for credit losses	(25)	(33)	124	24		NM		(411)	1,616	NM
Net income available to common stockholders	498	504	424	(1)		17		2,206	950	132
Underlying net income available to common stockholders	$537	$520	$448	3%		20%		$2,284	$1,033	121%
Performance metrics
Diluted EPS	$1.17	$1.18	$0.99	(1)%		18%		$5.16	$2.22	132%
Underlying EPS	$1.26	$1.22	$1.04	3%		21%		$5.34	$2.41	122%
Efficiency ratio	62%	61%	59%	76	bps	240	bps	61%	58%	360	bps
Underlying efficiency ratio	59	60	57	(84)		188		60	56	383
Return on average tangible common equity	13.6	13.7	12.2	(14)		137		15.4	6.9	851
Underlying return on average tangible common equity	14.6%	14.2%	12.9%	44	bps	172	bps	16.0%	7.5%	845	bps
Operating leverage				(1.3)%		(4.1)%				(6.0)%
Underlying operating leverage				1.5%		(3.3)%				(6.6)%

Citizens Financial Group, Inc.
Notable items:
Quarterly results for 2021 and 2020 reflect notable items primarily related to TOP transformational and revenue and efficiency initiatives as well as integration costs associated with pending and closed acquisitions, primarily HSBC East Coast branches and online deposits, Investors Bancorp, Inc. and JMP Group LLC. Third quarter 2021 also includes a pension settlement charge recorded in other operating expense and a compensation-related tax credit. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration costs	4Q21		3Q21		4Q20		FY 2021		FY 2020
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Salaries & benefits	$(3)	$(2)	$—	$—	$—	$—	$(3)	$(2)	$—	$—
Equipment and software	(1)	(1)	—	—	—	—	(1)	(1)	(2)	(2)
Outside services	(22)	(17)	(4)	(3)	(2)	(2)	(28)	(21)	(8)	(6)
Occupancy	—	—	—	—	—	—	—	—	—	—
Other expense	(3)	(2)	—	—	—	—	(3)	(2)	—	—
Noninterest expense	$(29)	$(22)	$(4)	$(3)	$(2)	$(2)	$(35)	$(26)	$(10)	$(8)

Total Integration Costs	$(29)	$(22)	$(4)	$(3)	$(2)	$(2)	$(35)	$(26)	$(10)	$(8)

Other notable items - primarily tax and TOP	4Q21		3Q21		4Q20		FY 2021		FY 2020
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$7	$—	$—	$—	$11

Other notable items- TOP & other actions

Salaries & benefits	$(2)	$(2)	$13	$9	$(18)	$(14)	$11	$8	$(45)	$(34)
Equipment and software	(1)	(1)	(7)	(5)	(1)	—	(16)	(12)	(1)	—
Outside services	(15)	(11)	(8)	(6)	(15)	(11)	(32)	(24)	(55)	(42)
Occupancy	(5)	(4)	(1)	—	(6)	(4)	(18)	(13)	(14)	(10)
Other expense	1	1	(16)	(11)	—	—	(15)	(11)	—	—
Noninterest expense	$(22)	$(17)	$(19)	$(13)	$(40)	$(29)	$(70)	$(52)	$(115)	$(86)

Total Other Notable Items	$(22)	$(17)	$(19)	$(13)	$(40)	$(22)	$(70)	$(52)	$(115)	$(75)

Total Notable Items	$(51)	$(39)	$(23)	$(16)	$(42)	$(24)	$(105)	$(78)	$(125)	$(83)

EPS Impact		$(0.09)		$(0.04)		$(0.05)		$(0.18)		$(0.19)

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    8:00 am ET
Dial-in: (877) 336-4440, conference ID 6052001
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on January 19, 2022 through February 19, 2022. Please dial (866) 207-1041 and enter access code 6109255. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $188.4 billion in assets as of December 31, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 940 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results and excluding acquisitions. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q21 Change						2021 Change
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020
					$	%	$	%			$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Notable items		—	—	—	—	—	—	—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,061	$1,011	$1,012	$50	5%	$49	5%	$4,081	$3,991	$90	2%
Less: Notable items		51	23	42	28	122	9	21	105	125	(20)	(16)
Noninterest expense, Underlying (non-GAAP)	D	$1,010	$988	$970	$22	2%	$40	4%	$3,976	$3,866	$110	3%
Pre-provision profit:
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50	5	49	5	4,081	3,991	90	2
Pre-provision profit (GAAP)		$659	$648	$695	$11	2%	($36)	(5%)	$2,566	$2,914	($348)	(12%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,010	988	970	22	2	40	4	3,976	3,866	110	3
Pre-provision profit, Underlying (non-GAAP)		$710	$671	$737	$39	6%	($27)	(4%)	$2,671	$3,039	($368)	(12%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$684	$681	$571	$3	—%	$113	20%	$2,977	$1,298	$1,679	129%
Less: Expense before income tax benefit related to notable items		(51)	(23)	(42)	(28)	(122)	(9)	(21)	(105)	(125)	20	16
Income before income tax expense, Underlying (non-GAAP)	F	$735	$704	$613	$31	4%	$122	20%	$3,082	$1,423	$1,659	117%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$154	$151	$115	$3	2%	$39	34%	$658	$241	$417	173%
Less: Income tax benefit related to notable items		(12)	(7)	(18)	(5)	(71)	6	33	(27)	(42)	15	36
Income tax expense, Underlying (non-GAAP)	H	$166	$158	$133	$8	5%	$33	25%	$685	$283	$402	142%
Net income, Underlying:
Net income (GAAP)	I	$530	$530	$456	$—	—%	$74	16%	$2,319	$1,057	$1,262	119%
Add: Notable items, net of income tax benefit		39	16	24	23	144	15	63	78	83	(5)	(6)
Net income, Underlying (non-GAAP)	J	$569	$546	$480	$23	4%	$89	19%	$2,397	$1,140	$1,257	110%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$498	$504	$424	($6)	(1%)	$74	17%	$2,206	$950	$1,256	132%
Add: Notable items, net of income tax benefit		39	16	24	23	144	15	63	78	83	(5)	(6)
Net income available to common stockholders, Underlying (non-GAAP)	L	$537	$520	$448	$17	3%	$89	20%	$2,284	$1,033	$1,251	121%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q21 Change								2021 Change
		4Q21	3Q21	4Q20	3Q21			4Q20			2021	2020	2020
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61		3.58%	$13		0.68%	$6,647	$6,905	($258)		(3.74%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50		4.88	49		4.76	4,081	3,991	90		2.25
Operating leverage							(1.30%)			(4.08%)					(5.99%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61		3.58%	$13		0.68%	$6,647	$6,905	($258)		(3.74%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,010	988	970	22		2.12	40		4.01	3,976	3,866	110		2.85
Operating leverage, Underlying (non-GAAP)							1.46%			(3.33%)					(6.59%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	61.68%	60.92%	59.28%	76	bps		240	bps		61.40%	57.80%	360	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	58.71	59.55	56.83	(84)	bps		188	bps		59.82	55.99	383	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.40%	22.35%	20.16%	5	bps		224	bps		22.10%	18.54%	356	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.61	22.45	21.70	16	bps		91	bps		22.21	19.92	229	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$21,320	$21,326	$20,547	($6)		—%	$773		4%	$21,025	$20,438	$587		3%
Return on average common equity	K/M	9.26%	9.39%	8.20%	(13)	bps		106	bps		10.49%	4.65%	584	bps
Return on average common equity, Underlying (non-GAAP)	L/M	9.97	9.70	8.66	27	bps		131	bps		10.86	5.05	581	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,320	$21,326	$20,547	($6)		—%	$773		4%	$21,025	$20,438	$587		3%
Less: Average goodwill (GAAP)		7,092	7,055	7,050	37		1	42		1	7,062	7,049	13		—
Less: Average other intangibles (GAAP)		56	52	60	4		8	(4)		(7)	54	64	(10)		(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	383	377	—		—	6		2	381	376	5		1
Average tangible common equity	N	$14,555	$14,602	$13,814	($47)		—%	$741		5%	$14,290	$13,701	$589		4%
Return on average tangible common equity	K/N	13.57%	13.71%	12.20%	(14)	bps		137	bps		15.44%	6.93%	851	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	14.61	14.17	12.89	44	bps		172	bps		15.98	7.53	845	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$187,228	$186,108	$181,061	$1,120		1%	$6,167		3%	$185,106	$176,442	$8,664		5%
Return on average total assets	I/O	1.12%	1.13%	1.00%	(1)	bps		12	bps		1.25%	0.60%	65	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.20	1.16	1.05	4	bps		15	bps		1.30	0.65	65	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$187,228	$186,108	$181,061	$1,120		1%	$6,167		3%	$185,106	$176,442	$8,664		5%
Less: Average goodwill (GAAP)		7,092	7,055	7,050	37		1	42		1	7,062	7,049	13		—
Less: Average other intangibles (GAAP)		56	52	60	4		8	(4)		(7)	54	64	(10)		(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	383	377	—		—	6		2	381	376	5		1
Average tangible assets	Q	$180,463	$179,384	$174,328	$1,079		1%	$6,135		4%	$178,371	$169,705	$8,666		5%
Return on average total tangible assets	I/Q	1.17%	1.17%	1.04%	—	bps		13	bps		1.30%	0.62%	68	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.25	1.21	1.10	4	bps		15	bps		1.34	0.67	67	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q21 Change						2021 Change
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	422,137,197	426,199,576	427,209,831	(4,062,379)	(1%)	(5,072,634)	(1%)	422,137,197	427,209,831	(5,072,634)	(1%)
Common stockholders' equity (GAAP)		$21,406	$21,409	$20,708	($3)	—	$698	3	$21,406	$20,708	$698	3
Less: Goodwill (GAAP)		7,116	7,065	7,050	51	1	66	1	7,116	7,050	66	1
Less: Other intangible assets (GAAP)		64	51	58	13	25	6	10	64	58	6	10
Add: Deferred tax liabilities related to goodwill (GAAP)		383	384	379	(1)	—	4	1	383	379	4	1
Tangible common equity	S	$14,609	$14,677	$13,979	($68)	—%	$630	5%	$14,609	$13,979	$630	5%
Tangible book value per common share	S/R	$34.61	$34.44	$32.72	$0.17	—%	$1.89	6%	$34.61	$32.72	$1.89	6%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	424,697,880	426,086,717	427,074,822	(1,388,837)	—%	(2,376,942)	(1%)	425,669,451	427,062,537	(1,393,086)	—%
Average common shares outstanding - diluted (GAAP)	U	426,868,106	427,840,964	428,881,252	(972,858)	—	(2,013,146)	—	427,435,818	428,157,780	(721,962)	—
Net income per average common share - basic (GAAP)	K/T	$1.17	$1.18	$0.99	($0.01)	(1)	$0.18	18	$5.18	$2.22	$2.96	133
Net income per average common share - diluted (GAAP)	K/U	1.17	1.18	0.99	(0.01)	(1)	0.18	18	5.16	2.22	2.94	132
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.26	1.22	1.05	0.04	3	0.21	20	5.37	2.42	2.95	122
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.26	1.22	1.04	0.04	3	0.22	21	5.34	2.41	2.93	122

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				4Q21 Change
	4Q21	3Q21	4Q20	3Q21		4Q20
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$551	$509	$537	$42	8%	$14	3%
Less: Notable items	5	(13)	18	18	138	(13)	(72)
Salaries and employee benefits, Underlying (non-GAAP)	$546	$522	$519	$24	5%	$27	5%
Equipment and software, Underlying:
Equipment and software (GAAP)	$146	$157	$141	($11)	(7%)	$5	4%
Less: Notable items	2	7	1	(5)	(71)	1	100
Equipment and software, Underlying (non-GAAP)	$144	$150	$140	($6)	(4%)	$4	3%
Outside services, Underlying:
Outside services (GAAP)	$175	$144	$148	$31	22%	$27	18%
Less: Notable items	37	12	17	25	208	20	118
Outside services, Underlying (non-GAAP)	$138	$132	$131	$6	5%	$7	5%
Occupancy, Underlying:
Occupancy (GAAP)	$86	$77	$84	$9	12%	$2	2%
Less: Notable items	5	1	6	4	NM	(1)	(17)
Occupancy, Underlying (non-GAAP)	$81	$76	$78	$5	7%	$3	4%
Other operating expense, Underlying:
Other operating expense (GAAP)	$103	$124	$102	($21)	(17%)	$1	1%
Less: Notable items	2	16	—	(14)	(87)	2	100
Other operating expense, Underlying (non-GAAP)	$101	$108	$102	($7)	(6%)	($1)	(1%)

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - Excluding the impact of PPP loans
(in millions, except ratio data)

		QUARTERLY TRENDS
					4Q21 Change
		4Q21	3Q21	4Q20	3Q21			4Q20
					$/bps		%	$/bps		%
Total loans, excluding the impact of PPP loans:
Total loans (GAAP)	A	$128,163	$123,318	$123,090	$4,845		4%	$5,073		4%
Less: PPP loans		787	1,903	4,155	(1,116)		(59)	(3,368)		(81)
Total loans, excluding the impact of PPP loans (non-GAAP)	B	$127,376	$121,415	$118,935	$5,961		5%	$8,441		7%
Total commercial loans, excluding the impact of PPP loans:
Total commercial loans (GAAP)	C	$60,350	$57,955	$60,793	$2,395		4%	($443)		(1%)
Less: PPP loans		787	1,903	4,155	(1,116)		(59)	(3,368)		(81)
Total commercial loans, excluding the impact of PPP loans (non-GAAP)	D	$59,563	$56,052	$56,638	$3,511		6%	$2,925		5%
Allowance for credit losses:
Allowance for credit losses (GAAP)	E	$1,934	$2,004	$2,670	($70)		(3%)	($736)		(28%)
Average loans, excluding the impact of PPP loans:
Average loans (GAAP)	F	$125,209	$122,641	$123,461	$2,568		2%	$1,748		1%
Less: PPP loans		1,317	2,770	4,540	(1,453)		(52)	(3,223)		(71)
Average loans, excluding the impact of PPP loans (non-GAAP)	G	$123,892	$119,871	$118,921	$4,021		3%	$4,971		4%
Average commercial loans, excluding the impact of PPP loans:
Average commercial loans (GAAP)	H	$58,900	$58,681	$61,515	$219		—%	($2,615)		(4%)
Less: PPP loans		1,317	2,770	4,540	(1,453)		(52)	(3,223)		(71)
Average commercial loans, excluding the impact of PPP loans (non-GAAP)	I	$57,583	$55,911	$56,975	$1,672		3%	$608		1%
Ratios:
Allowance for credit losses to total loans (GAAP)	E / A	1.51%	1.63%	2.17%	(12)	bps		(66)	bps
Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP)	E / B	1.52%	1.65%	2.24%	(13)	bps		(72)	bps

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - Excluding the impact of Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q21 Change						2021 Change
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020
					$/bps	%	$/bps	%			$/bps	%
Noninterest income, Underlying excluding Acquisitions:
Noninterest income (GAAP)		$594	$514	$578	$80	16%	$16	3%	$2,135	$2,319	($184)	(8%)
Less: Acquisitions impact		29	1	—	28	NM	29	100	30	—	30	100
Noninterest income, Underlying excluding Acquisitions (non-GAAP)		$565	$513	$578	$52	10%	($13)	(2%)	$2,105	$2,319	($214)	(9%)
Total revenue, Underlying excluding Acquisitions:
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Acquisitions impact		29	1	—	28	NM	29	100	30	—	30	100
Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,691	$1,658	$1,707	$33	2%	($16)	(1%)	$6,617	$6,905	($288)	(4%)
Noninterest expense, Underlying excluding Acquisitions:
Noninterest expense (GAAP)	C	$1,061	$1,011	$1,012	$50	5%	$49	5%	$4,081	$3,991	$90	2%
Less: Notable items		51	23	42	28	122	9	21	105	125	(20)	(16)
Less: Acquisitions impact		21	1	—	20	NM	21	100	22	—	22	100
Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$989	$987	$970	$2	—%	$19	2%	$3,954	$3,866	$88	2%
Operating leverage:
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	3.58%	$13	0.68%	$6,647	$6,905	($258)	(3.74%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50	4.88	49	4.76	4,081	3,991	90	2.25
Operating leverage						(1.30%)		(4.08%)				(5.99%)
Operating leverage, Underlying excluding Acquisitions:
Total Revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,691	$1,658	$1,707	$33	1.92%	($16)	(1.02%)	$6,617	$6,905	($288)	(4.19%)
Less: Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$989	$987	$970	$2	0.15%	$19	1.89%	$3,954	$3,866	$88	2.28%
Operating leverage, Underlying excluding Acquisitions (non-GAAP)						1.77%		(2.91%)				(6.47%)
Capital markets fees, Underlying excluding Acquisitions:
Capital markets fees (GAAP)		$184	$72	$88	$112	156%	$96	109%	$428	$250	$178	71%
Less: Acquisitions impact		27	1	—	26	NM	27	100	28	—	28	100
Capital markets fees, Underlying excluding Acquisitions (non-GAAP)		$157	$71	$88	$86	121%	$69	78%	$400	$250	$150	60%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors;
•The COVID-19 disruption and its effects on the economic and business environments in which we operate;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks;
•An inability to complete the Investors acquisition, or changes in the current anticipated timeframe, terms or manner of the acquisition;
•Greater than expected costs or other difficulties related to the integration of our business and that of Investors;
•The inability to retain existing Investors clients and employees following the closing of the Investors acquisition;
•The occurrence of any event change or other circumstance that could give rise to the right of one or both parties to terminate the agreement to acquire Investors; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual

Citizens Financial Group, Inc.
impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Statements about Citizens’ agreement and plan of merger, dated July 28, 2021 (the “Investors acquisition agreement”), with Investors Bancorp, Inc. (“Investors”) and CBNA's agreement, dated May 26, 2021 (“HSBC branch acquisition agreement”) with HSBC Bank U.S.A., N.A. (“HSBC”) to acquire certain branches from HSBC also constitute forward-looking statements and are subject to the risk that actual results could be materially different from those expressed in those statements, including if either or both transactions are not consummated in a timely manner or at all, or if integration is more costly or difficult than expected.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our 2020 Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
CFG-IR